UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2004

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma	74012

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-664-8200

(Former name or address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

XETA Technologies, Inc. has completed its previously announced acquisition of Bluejack Systems LLC, a privately held Seattle-based supplier of converged communications systems and a Nortel Networks Premium Partner.  At the August 2, 2004 closing, XETA paid $500,000 of the $600,000 purchase price in cash.  The remaining $100,000 is subject to a hold-back pending a balance sheet audit to be conducted within 30 days of the closing.

Bluejack Systems has 22 full-time employees all located in Seattle, and serves approximately 400 small to medium size business customers in the Puget Sound region.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA TECHNOLOGIES, Inc. (Registrant)

Dated: August 3, 2004	By:	/s/ ROBERT B WAGNER

Robert B. Wagner Chief Financial Officer

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